Exhibit 99.1

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

C B R L   G R O U P,   I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP TO PRESENT AT TWO CONFERENCES IN MARCH

LEBANON, Tenn. -- February 27, 2008 – CBRL Group, Inc. (“CBRL”) (Nasdaq: CBRL) will be presenting at two investor conferences in March. The dates and times of the presentations are as follows:

·
Tuesday, March 4, 2008, at 11:35 a.m. Eastern time—Raymond James 29th Annual Institutional Conference to be held at the Hyatt Regency Grand Cypress in Orlando.  A live webcast of the presentation will be available over the Internet at http:/www.wsw.com/webcast/rj33/cbrl.

·
Wednesday, March 5, 2008 at 10:30 a.m. Eastern time—Bear Stearns 14th Annual Retail, Restaurants and Consumer Conference to be held in New York City at Bear Stearns World Headquarters, 383 Madison Avenue at 47th Street.

CBRL’s Chairman, President and Chief Executive Officer Michael A. Woodhouse will be speaking at the conferences. Each presentation will also be available in the News and Events section under the Investor Relations tab on the Company’s website, cbrlgroup.com. Online replays of the presentations will be available for two weeks following each conference.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 571 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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